Exhibit 4.2

Any text removed pursuant to Dassault Systèmes’ confidential treatment request has been separately filed with the
U.S. Securities and Exchange Commission and is marked “[***]” herein.

Amendment 137
to the
Amended and Restated License Agreement
for the Use and Marketing of Programming Materials
dated May 31, 1996 (the “1996 Agreement”)
between
International Business Machines Corporation
and
Dassault Systemes, S.A.

This Amendment (“Amendment”) is entered into by and between International Business Machines Corporation (“IBM”), incorporated under the laws of the State of New York and Dassault Systemes, S.A. (“OWNER”), a French société anonyme.

Whereas, OWNER is the owner of 3D/2D Computer Aided Design/Computer Aided Manufacturing/Computer Aided Engineering/Product Integrated Management software programs marketed under various trademarks.

Whereas, the parties wish to incorporate into this 1996 Agreement the products and terms for use of educational materials to provide training to end users, service providers, Marketing Transferees, as well as IBM and its licensed Subsidiaries sales and services personnel, formerly provided for in a separate Education License Agreement, and update the education provider program.

Whereas, the parties wish to modify Exhibit 8 Listed Customers.

Whereas, the parties wish to add SmarTeam licensed programs and other related changes.

Whereas, the parties wish to amend the 1996 Agreement for the purposes of making the changes associated with the foregoing.

Now therefore, the parties agree as follows:

1.0 Definitions

The following definitions shall be added to the Section of the Agreement entitled “Definitions.”

“Education Products” shall collectively mean the education and training materials (“Instructor Led Training Materials” or “ILT Materials”) and programs (“Education Programs”) listed in Attachment XXVIII, when used to provide training to end users, service providers, as well as sales and services personnel.

“PLM Education Provider” shall mean (i) a Marketing Transferee licensed under written agreement with IBM or any of its licensed Subsidiaries or (ii) a service provider licensed under written agreement with IBM or any of its licensed Subsidiaries, to provide training and education services to end users using the Education Products and Licensed Programs.

The term “Authorized CATIA Education Provider” (ACEP) will no longer be used and PLM Education Provider shall be used in its place.

2.0 Licenses

The following is added as article (T) to the “Licenses” Section of the 1996 Agreement.

(T)  In addition to the other rights and licenses granted in this Agreement, OWNER grants to IBM and its licensed Subsidiaries a worldwide, nonexclusive right and license to (i) prepare and have prepared Derivative Works of the ILT Materials, and to use, have used, execute, reproduce, transmit, display, perform and distribute

Any text removed pursuant to Dassault Systèmes’ confidential treatment request has been separately filed with the
U.S. Securities and Exchange Commission and is marked “[***]” herein.

internally and externally the Education Products and such Derivative Works, and (ii) use, execute, reproduce, display and perform the Licensed Programs, for the purpose of developing and performing education and training services in relation to the Licensed Programs. The foregoing rights and licenses also include the right of IBM and its licensed Subsidiaries to grant to PLM Education Providers the rights and licenses granted in this article (T). The foregoing rights and licenses are limited to the use of the Education Products and related Derivative Works for the training of (i) end users, (ii) service providers, (iii) PLM Education Providers, and (iv) the sales and services personnel of IBM, its licensed Subsidiaries, and its and their Marketing Transferees, in relation to the Licensed Programs. The foregoing rights and licenses do not include the rights to offer or use the Education Products as an application service provider or to provide online training or consulting services.

3.0 Section C.10.9 Authorized CATIA Education Provider (ACEP), added in Amendment 118 and further amended, is deleted and is replaced with a new Section C.16 PLM Education Providers and Products.

4.0 Add a new Section C.16 PLM Education Providers and Products

C.16.1 The PLM Education Provider Program offers to certain Marketing Transferees the rights to Education Products and Licensed Programs in the provision of education and training services in accordance with the license terms and royalties set forth in this Agreement.

C.16.2 Add Attachment XXVIII — Education Products

Attachment XXVIII to the License Agreement
For Use and Marketing of Programming Materials

	Educ.	ILT Materials and			Quantity of
PLM Education	Product	Education Programs	Max Quantity EP		Licensed Program
Provider Tier	Number	(EP)	Licenses	Licensed Programs**	Licenses	[***]

ENTRY Lvl 1	5799C97	Sheetmetal ILT 5691MDC*	99	5691ED2	2	[***]
ENTRY Lvl 2	5799C98	Sheetmetal ILT 5691MDC,HDC*	99	5691ED2	2	[***]
ENTRY Lvl 3	5799C99	Sheetmetal ILT 5691MDC,HDC, DNC*	99	5691ED2	3	[***]
ENTRY Lvl 4	5799H01	Sheetmetal ILT 5691MDC,HDC, DNC*	99	5691ED2	5	[***]
ENTRYLvl 5	5799H02	Sheetmetal ILT 5691MDC,HDC, DNC*	99	5691ED2	8	[***]
						[***]
BASE Lvl 1	5799H03	CATIA V4, CATIA V5, SmarTeam ILT 5691MDC,HDC, DNC, M4E*	99	5691ED2, ALM, SmarTeam	2 each	[***]
BASE Lvl 2	5799H04	CATIA V4, CATIA V5, SmarTeam ILT 5691MDC,HDC, DNC, M4E*	99	5691ED2, ALM, SmarTeam	4 each	[***]
BASE Lvl 3	5799H05	CATIA V4, CATIA V5, SmarTeam, Portal/DMU ILT 5691MDC, HDC, DNC, M4E*	99	5691ED2, ALM,AD2, A3L, SmarTeam	6 each	[***]
BASE Lvl 4	5799H06	CATIA V4, CATIA V5, SmarTeam, Portal/DMU,VPM ILT 5691MDC, HDC, DNC, M4E, VMC*	99	5691ED2, ALM,AD2,A3L, SmarTeam	10 each	[***]
BASE Lvl 5	5799H07	CATIA V4, CATIA V5, SmarTeam, Portal/DMU ILT 5691MDC, HDC, DNC, M4E, VMC*	99	5691ED2, ALM,AD2,A3L, SmarTeam	16 each	[***]

*     Denotes Education Programs. These programs are also available for sublicensing to end users in accordance with the applicable terms set forth elsewhere in this Agreement. The Education Product terms in this Section C.16 shall apply in lieu of these other terms when licensed to PLM Education Providers.

**     [***] per Section C.16.8.

Any text removed pursuant to Dassault Systèmes’ confidential treatment request has been separately filed with the
U.S. Securities and Exchange Commission and is marked “[***]” herein.

C.16.3 OWNER shall provide to IBM three (3) copies each of the Education Products. The ILT Materials shall be provided in electronic source format.

C.16.4 IBM will announce the instructor training materials listed in Table A of Attachment XXVIII as available on a PRPQ basis.

C.16.5 The parties agree that the terms of the Agreement regarding COO, try and buy, academic terms, SR discounts, maintenance, and source code escrow shall not apply to the ILT Materials. For all other purposes, the ILT Materials shall be subject to the terms of the Agreement applicable to Code.

C.16.6 The parties agree that if and when OWNER develops ILT Materials for the CAA RADE Licensed Programs, such ILT Materials shall be added to this Agreement and the parties agree to negotiate in good faith the royalty terms for this addition.

C.16.7 Sublicense terms for the Education Products are YLC.

a) Notwithstanding the royalties set forth in Attachment XXVIII, for the year 2002, the royalties due OWNER are as follows:

     1) [***] of the IBM Revenue for the Education Products, up to [***] of such IBM Revenue;

     2) [***] of the IBM Revenue for the Education Products on all such revenue beyond [***],

provided, however, that for each licensed PLM Education Provider, IBM shall pay OWNER a royalty which shall be not less than the amount set forth in Attachment XXVIII.

b) In the event the royalties due OWNER in 2002 pursuant to the foregoing and C.16.10(c) below are less than [***], IBM shall pay to OWNER the difference between the amount due and [***], not to exceed [***] payment by IBM.

c) IBM shall be entitled to an adjustment in the calculation of the royalties paid to OWNER set forth in (b) above based on training conducted by OWNER licensees other than IBM or its sublicensees. The adjustment shall be calculated by determining the equivalent education provider tier for each licensee as if the licensee was a PLM Education Provider, and adding the associated minimum royalty set forth in C.16.2 above (or a lesser amount based upon OWNER justification and agreement by IBM) to the actual royalties paid by IBM. This resulting sum shall be the basis for determining achievement of the [***] royalties due OWNER and payment of up to [***] by IBM. OWNER shall keep records sufficient to make the foregoing determination and calculations.

d) For PLM Education Providers which are not Marketing Transferees, royalties due OWNER shall be determined by the special bid process set forth in the 1996 Agreement.

C.16.8 PLM Education Providers shall be entitled to the number of free licenses to Licensed Programs in accordance with their level of accreditation and solely for use in developing and providing education and training services, and [***] shall be due OWNER. These licenses are set forth in Attachment XXVIII

C.16.9 For all sublicenses on Licensed Programs granted to PLM Education Providers which are in addition to those set forth in Attachment XXVIII, and are for use in developing and providing education and training services, the sublicense terms are YLC. The YLC related royalties are [***] for each brand as follows: CATIA V4, CATIA V5, SmarTeam, Portal/DMU, and VPM.

C.16.10 Use of Education Products by IBM and its licensed Subsidiaries shall be made under the following financial conditions:

(a)  For the use of Education Products and related necessary Licensed Products, for internal training of its sales and services personnel and those of its licensed Subsidiaries, IBM and its licensed Subsidiaries shall be authorized to use the Education Products [***].

Any text removed pursuant to Dassault Systèmes’ confidential treatment request has been separately filed with the
U.S. Securities and Exchange Commission and is marked “[***]” herein.

(b)  For the use of the Education Products through a 3D Learning Portal, created by IBM, and dedicated to the training of Marketing Transferees and the sales and services personnel of IBM and its licensed Subsidiaries, IBM shall pay a yearly fee of [***]. Payment of this fee is subject to OWNER enabling the Education Programs to work on the 3D Portal. The requirements of such enablement shall be set forth in a separate document agreed upon by the parties.

(c)  For the use of Education Products and related necessary Licensed Products, for providing services to end users, the payment due OWNER is as follows:

     (1)  when the performance of the training services is subcontracted to a PLM Education Provider, [***] is due Owner;

     (2)  when IBM or one of its licensed Subsidiaries performs the training services, OWNER shall be paid a royalty in the amount of [***].

(d)  Payment of the royalty set forth in (c)(2) above shall be separately made to OWNER by the IBM entity performing the training services, on an engagement-by-engagement basis, and not under this 1996 Agreement. IBM shall provide a summary report to OWNER on a calendar quarter basis with the total number of instructor days provided to customers during that quarter and associated payments made to OWNER. This report shall be provided not later than forty-five (45) days after the end of each calendar quarter.

16.11 The parties agree that the PLM Education Provider Program is not subject to the terms of Section A.5.1 Base Royalty Uplift, of the section of the Agreement entitled “Royalties.”

5.0 The terms for the Companion Development Studio Licensed Program are changed by this Amendment. As a result, the term added in item 6.0 of Amendment 132 is changed to modify the restrictions on using the Companion Development Studio to provide services to third parties, so that the paragraph following the Table E entry now reads as follows:

“The Companion Development Studio Licensed Program will be announced and made available on a PRPQ basis. IBM is granted the right and license to (i) use the Companion Development Studio License Program to provide services to third parties, and (ii) authorize PLM Education Providers to use the Companion Development Studio License Program to provide services to third parties, in accordance with the terms of this Agreement. IBM is not granted the right and license to (i) authorize third parties, other than PLM Education Providers, to use the Companion Development Studio License Program to provide services to third parties, or (ii) to make Generally Available such Licensed Program or its Derivative Works.”

6.0 Term and Termination

a) The terms of this Amendment 137, except for items 7.0 and 8.0 below, shall be effective as of January 1, 2002, and continue through December 31, 2002, and shall automatically renew unless either party provides notice of non-renewal not later than forty-five (45) days prior to the end of the then-current term. Upon expiration or termination of these terms, all rights and licenses granted in Article T of the License section shall be terminated.

b) IBM and OWNER shall agree on the royalty terms for 2003 not later than December 31, 2002.

c) Items 7.0 and 8.0 — [***] and SmarTeam Changes, shall be effective on the date of last signature of this Amendment and continue for the term of the 1996 Agreement, unless earlier terminated by mutual agreement of the parties.

7.0 [***]

Any text removed pursuant to Dassault Systèmes’ confidential treatment request has been separately filed with the
U.S. Securities and Exchange Commission and is marked “[***]” herein.

a) The first sentence of Article O of the “Licenses” Section of the Agreement, which was added in Amendment 118, is modified to include the [***] subject to the terms of this Article, and now reads as follows (change noted in italics): “[***]”

b) Exhibit 8. “Listed Customers” added by Amendment 118, is deleted in its entirety and replaced with the following Exhibit 8:

[***]

8.0 SmarTeam Changes

a) The parties agree to an extension to December 31, 2002, as the latest date by when the SmarTeam Products will be LUM-enabled and OWNER will no longer be responsible for shipment of SmarTeam Products. The first sentence of Section c.13.3.7 shall be modified to change the payment due OWNER from [***]. The last sentence of Section c.13.3.7, added by Amendment 124, is changed to read as follows:

“C.13.3.7 This payment to OWNER shall be made through December 31, 2002, the target date for LUM-enablement. If the SmarTeam Products are not LUM-enabled by this date, all shipping costs shall be the responsibility of OWNER until such time as the SmarTeam products are LUM-enabled and IBM is responsible for shipment. Notwithstanding the foregoing, IBM will continue to pay OWNER shipping costs for PRPQ versions of the SmarTeam Products only to existing customers until V5R12 is announced.

b) The following changes are made to Attachment XXV — SmarTeam Products:

(1)  Additions:

IBM		---------------------PLC RELATED ROYALTY---------------------
PROGRAM		FLOATING	FIXED
NUMBER	PRODUCT NAME	LICENSE	LICENSE

5799-C91	Enterprise Solutions SmartWeb Pro	[***]	[***]
5799-C92	E-Supply Chain Solutions SmartBOM Client	[***]	[***]

Migration Path

From		To	Royalty

5799-C91	SmartWeb Navigator Client	5799-C91 SmartWeb Pro	[***]

Other than the changes indicated above, it is understood that all other terms of the 1996 Agreement including all Attachments and Exhibits thereto remain in full force and effect.

If any provision of this Amendment or the 1996 Agreement (as amended) shall be held to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby, and such provision shall be deemed to be restated to reflect the original intentions of IBM and OWNER as nearly as possible in accordance with applicable law(s).

Any text removed pursuant to Dassault Systèmes’ confidential treatment request has been separately filed with the
U.S. Securities and Exchange Commission and is marked “[***]” herein.

The parties agree that any reproduction of this Amendment by reliable means (such as facsimile or photocopy) will be considered an original of this Amendment.

Agreed to: Dassault Systemes, S.A.		Agreed to: International Business Machines Corporation

By:	/s/ Thibault de Tersant	By:	/s/ R.A. Arco

	Authorized Signature		Authorized Signature
Name: Thibault de Tersant		Name: R. A. Arco

Title: Executive Vice President, Finance		Title: Manager, PLM Product Mgmt. & Support

Date:	July 8, 2002	Date:	July 22, 2002